                                                                   EXHIBIT 3.14



                                                                   July 16, 1991



                                    BYLAWS

                                      OF

                 JELLINEK, SCHWARTZ, CONNOLLY & FRESHMAN, INC.


                                   Article I
                                   ---------

                             Shareholder Meetings
                              --------------------

     Section 1.  Annual Meeting.  The annual meeting of the shareholders for the
     ---------   --------------
election of directors and the transaction of such other business as may properly come before it will be held at the principal office of the Corporation in the District of Columbia, or at such place within or without the District of Columbia as shall be set forth in the notice of meeting. The meeting shall be held in the month of October each and every year at the date and hour specified by the Board of Directors. The Secretary shall give personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting, written notice stating the place, date, and hour of the meeting. If mailed, the notice shall be addressed to the shareholder at his or her address as it appears on the records of shareholders of the Corporation unless he or she has filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to a different address, in which case it shall be mailed to the address designated in the request. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail. Any notice of meetings may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting.

     Section 2.  Special Meetings.  Special meetings of the shareholders, other
     ---------   ----------------
than those regulated by statute, may be called at any time by a majority of directors, the Chairman of the Board, or the President, and must be called by the President upon written request of the holders of not less than 20 percent of the outstanding common shares entitled to vote at such special meeting. Written notice of such meetings stating the place within or without the District of Columbia, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or by whose direction the meeting is called shall be given not less than ten nor more than fifty days before the date set for the meeting. The notice shall be given to each shareholder of record in the same manner as the annual meeting. No business other than that specified in the Notice of Meeting shall be transacted in any such special meeting. Notice of special meetings may be waived by submitting a signed waiver or by attendance at the meeting.

     Section 3.  Quorum.  The presence, in person or by proxy, of the holders of
     ---------   ------
a majority of each class of outstanding shares entitled to vote thereat shall be necessary to constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such quorum shall not be present or represented at any meeting of the shareholders, a majority of the shareholders which are entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn that meeting to a future date at which a quorum shall be present or represented. At such adjourned meeting with a quorum present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 4.  Closing of Transfer Books and Fixing of Record Date.  For the
     ---------   ---------------------------------------------------
purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, ten days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed at a date not less than ten nor more than fifty days prior to the date of any meeting of the shareholders, payment of dividends, or any other purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not more than fifty days, and in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of meeting is made or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 5.  Voting.  A shareholder entitled to vote at a meeting may vote
     ---------   ------
at such meeting in person or by written proxy. Except as otherwise provided by law or the Articles of Incorporation, each shareholder of record of each class of shares entitled to vote at a meeting shall be entitled to one vote for each share standing in his or her name on the books of the Corporation on the record date fixed as herein provided. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Section 6.  Proxies.  Every proxy must be dated and signed by the
     ---------   -------
shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of 11 months after the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the pleasure of the shareholder executing it, except when an irrevocable proxy is permitted by statute. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     Section 7.  Consents.  Whenever by a provision of statute, the Articles of
     ---------   --------
Incorporation, or by these Bylaws the vote of shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                  Article II
                                  ----------

                  Directors and Meetings of Board of Directors
                  --------------------------------------------

     Section 1.  Number and Qualifications.  The entire Board of Directors shall
     ---------   -------------------------
consist of not less than three members nor more than nine members. The Directors need not be shareholders of the Corporation. The number of Directors may be increased or decreased, if permitted by law, from time to time by amendment to the Bylaws. The number of Directors comprising the Board of Directors as of the date of adoption of these revised Bylaws shall be four (4) unless and until such number is changed (within the aforesaid range of three to nine) by the majority vote of the entire Board of Directors.

     Section 2.  Manner of Election.  The Directors shall be elected at the
     ---------   ------------------
annual meeting of the shareholders by a plurality vote except as otherwise prescribed by statute.

     Section 3.  Term of Office.  The term of office of each Director shall be
     ---------   --------------
until the next annual meeting of the shareholders and until his or her successor has been duly elected and has been qualified or until his or her death, resignation or removal.

     Section 4.  Duties and Powers.  The Board of Directors shall have full
     ---------   -----------------
control and management of the affairs, business and property of the Corporation. The Directors shall in all cases act as a Board, regularly convened, and, in the transaction of business the majority vote of the Board of Directors at such meeting except as otherwise provided by law or the Articles of Incorporation shall be the act of the Board, provided a quorum is present. The Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper and that are not inconsistent with law or these Bylaws.

     Section 5.  Meetings.  The Board of Directors shall meet for the election
     ---------   --------
or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board shall be held at such other times as the Board may from time to time determine. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution. Special meetings of the Board of Directors may be called by the Chairman or the President on seven (7) days notice to each Director; and the President must, upon written request of any Director, call a special meeting to be held not more than seven days after the receipt of such request.

     Section 6.  Notice of Meetings.  No notice need be given of any regular
     ---------   ------------------
meeting of the Board. Notice of special meetings shall be served upon each Director in person, by telegram or by mail addressed to them at his or her last known post office address, at least seven days prior to the date of such meeting, specifying a time and place of the meeting and business to be transacted thereat. If notice is mailed or sent by telegram, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid or when the telegram is properly delivered to the telegraph company. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 7.   Place of Meeting.  The Board of Directors may hold its meeting
     ---------    ----------------
either within or without the District of Columbia, at such place as may be designated in the notice of any such meeting.

     Section 8.   Quorum.  At any meeting of the Board of Directors the presence
     ---------    ------
of a majority of the members of the Board shall be necessary to constitute a quorum for the transaction of business. Nevertheless, should a quorum not be present, a lesser number may adjourn the meeting until some future time, not more than 10 days later, when a quorum is present.

     Section 9.   Voting.  At all meetings of the Board of Directors, each
     ---------    ------
Director shall have one vote irrespective of the number of shares that he or she may hold.

     Section 10.  Compensation.  Each Director shall be entitled to receive for
     ----------   ------------
attendance at each meeting of the Board or of any duly constituted committee thereof which he or she attends such fee as is fixed by the Board, if any.

     Section 11.  Vacancies.  Any vacancy occurring in the Board of Directors by
     ----------   ---------
death, resignation, or otherwise may be filled by the affirmative vote of a majority of the remaining Directors at a special meeting which shall be called for that purpose within thirty days after the occurrence of the vacancy. The Director thus chosen shall hold office for the unexpired term of his or her predecessor and until the election and qualification of his or her successor.

     Section 12.  Removal of Directors.  Any Director may be removed either with
     ----------   --------------------
or without cause, at any time, by vote of two thirds of the issued and outstanding Class B Shares cast at a meeting of shareholders at any special meeting called for this purpose, or at the annual meeting.

     Section 13.  Resignation.  Any director may resign his or her office at any
     ----------   -----------
time. Such resignation is to be made in writing and to take effect at the time specified in such notice.

     Section 14.  Advisors to the Board.  The Board of Directors may appoint
     ----------   ---------------------
advisors to the Board of Directors by the majority vote of the entire Board of Directors. Such advisors to the Board may attend Board meetings in an advisory capacity at the request of the Board of Directors but in no event shall have the right to vote at any meeting of the Board. Such advisors to the Board may be removed with or without cause at any time by the Board of Directors.

     Section 15.  Consents.  Whenever by a provision of statute, the Articles of
     ----------   --------
Incorporation, or by these Bylaws the vote of the directors is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of the directors may be dispensed with, if all the directors who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.


                                  Article III
                                  -----------

                                  Committees
                                  ----------

     Section 1.  Executive Committee.  The Board of Directors may appoint an
     ---------   -------------------
Executive Committee of the Directors which may be authorized to take any action which the Board of Directors might take. The Executive Committee shall meet whenever possible on a monthly basis to carry out those responsibilities delegated by the Board of Directors and shall serve as a long-term standing committee on:

            (a) financial performance of the Corporation and its practice areas;

            (b)  long-term strategic vision;

            (c)  execution of the Corporation's strategic plan;

            (d)  integration of practice areas;

            (e)  compensation of senior executives and senior managers; and

            (f)  guidelines for compensation for middle managers and staff.

     Section 2.  Management Committee.  The Management Committee shall be
     ---------   --------------------
comprised of the members of the Executive Committee and those persons appointed by the Board of Directors on an annual (rotating) basis from among the officers and other key employees of the Corporation (from the Practice Areas, Finance, Administration, and Human Resources) as the Board sees fit. The Management Committee shall meet periodically, with a prepared agenda, to review, discuss, and make recommendations to the Executive Committee and the President with respect to the administration of the Corporation; practice area monthly financial performance; personnel utilization rates and overhead expenses; and major issues related to firmwide and practice area operations, including personnel recruitment, training, development, supervision and retention. The Management Committee also will advise the Executive Committee and the President regarding the foregoing matters as well as any other significant operational and/or policy issues.

     Section 3.  Strategic Planning Committee.  The Strategic Planning Committee
     ---------   ----------------------------
shall be comprised of the members of the Executive Committee and those persons appointed by the Board of Directors on an annual (rotating) basis from among the officers and other key employees of the Corporation (from the Practice Areas, Finance, Administration, and Human Resources) as the Board sees fit. The Strategic Planning Committee shall meet periodically to identify, assess, and develop recommendations for the Executive Committee and the President with respect to strategic planning and new strategic initiatives.

     Section 4.  Advisory Committee.  The Board of Directors may appoint from
     ---------   ------------------
their number, or from among such persons as the Board sees fit, one or more advisory committees, and at any time may appoint additional members thereto.
The members of any such committee shall serve during the pleasure of the Board of Directors. Such advisory committees shall advise with and aid the officers of the Corporation in all matters designated by the Board of Directors. Each such committee may, subject to the approval of the Board of Directors, prescribe rules and regulations for the call and conduct of meetings of the committee and other matters relating to its procedure.

     Section 5.  Other Committees.  There shall be such other committees as the
     ---------   ----------------
Board of Directors shall determine.

                                   Article IV
                                   ----------

                                    Officers
                                    --------

     Section 1.  Officers and Their Qualifications.  The officers of the
     ---------   ---------------------------------
Corporation shall consist of a Chairman of the Board, two Vice Chairmen of the Board, a President, three Executive Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at its meeting held as soon as practicable after the annual meeting of the shareholders. The President shall be a Director. Vice Presidents and such other officers and assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors or appointed by an officer of the Corporation pursuant to authority granted by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary, but in no case shall one person sign a single instrument of any kind in more than one capacity.

     Section 2.  Term of Office.  All officers shall hold office until their
     ---------   --------------
successors have been duly elected and have qualified, or until they shall resign or be removed as hereinafter provided.

     Section 3.  Removal of Officers.  Any officer may be removed with or
     ---------   -------------------
without cause at any time by vote of the majority of the entire Board of Directors. Any officer appointed otherwise than by the Board of Directors may be removed with or without cause at any time by an officer having the authority to appoint the officer to be removed whenever such officer in his or her absolute discretion shall consider that the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.  Duties of Officers.  The duties and powers of the officers of
     ---------   ------------------
the Corporation shall be as follows and as shall hereafter be set by resolutions of the Board of Directors.

                             Chairman of the Board
                             ---------------------

     The Chairman of the Board shall preside at all meetings of the Board of Directors. He or she also shall preside at all meetings of the shareholders. The Chairman shall provide the leadership for the entire firm's vision and culture to ensure that the firm's historical standards, values and good will are perpetuated for the benefit of its shareholders, employees, clients and vendors. He or she shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Bylaws.

                           Vice Chairman of the Board
                           --------------------------

     During the absence or incapacity of the Chairman of the Board, the Vice Chairman of the Board in order of seniority of employment with the firm shall perform the duties of the Chairman, and when so acting, he or she shall have all the powers and be subject to all the responsibilities of the office of the Chairman of the Board and shall perform such other duties and functions as the Board may prescribe.

                                   President
                                   ---------

     A. Under the direction of the Board of Directors, and utilizing the Management Committee and the Strategic Planning Committee, the President shall be responsible for:

     .   implementing the decisions of the Board of Directors regarding (i)
major firm strategic goals, policies and directions, including goals with respect to new strategic initiatives, (ii) revenues, costs and profitability,
(iii) financial management, (iv) and increasing shareholder value;

     .   managing firmwide strategic planning;

     .   managing the financial operations of the firm, including reporting to the Board of Directors and the Executive Committee on the monthly, quarterly, and annual financial performance of the Corporation and its practice areas;

     .   managing firmwide, day-to-day operations, including ultimate responsibility for human resources and firmwide administrative functions;

     .   identifying, evaluating and bringing to the Board of Directors for its disposition major issues within the Board's purview; and

     .   managing stockholder relations.

     B. He or she shall present at each annual meeting of the shareholders and Directors a report of the condition of the business of the Corporation.

     C. He or she shall cause to be called regular and special meetings of the shareholders and Directors in accordance with the requirements of the statute and of these Bylaws.

     D. He or she shall have the authority to sign and execute all contracts in the name of the Corporation and all checks, notes, drafts, or other orders for the payment of money.

     E.  He or she shall sign all certificates representing shares.

     F. He or she shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

     G. He or she shall enforce these Bylaws and perform all the duties incident to his or her office and which are required by law and, generally, under the direction of the Board of Directors, supervise and control the business and affairs of the Corporation.

                            Executive Vice President
                            ------------------------

     Under the direction of the Board of Directors and the President, the Executive Vice Presidents are responsible for firmwide and practice area management, marketing, strategic planning, direct client development and services, and contributing to building shareholder value. The Executive Vice Presidents shall perform such specific duties and functions as the Board may prescribe. During the absence or incapacity of the President, the Executive Vice President designated by the Board shall perform the duties of the President, and when so acting, he or she shall have all the powers and be subject to all the responsibilities of the office of the President.

                                Vice Presidents
                                ---------------

     The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the President, or Executive Vice Presidents.

                                   Secretary
                                   ---------

     A. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

     B. He or she shall attend to the giving of Notice of Special Meetings of the Board of Directors and of all of the meetings of the shareholders of the Corporation.

     C. He or she shall be the custodian of the records and seal of the Corporation and shall affix the seal to the certificates representing shares and other corporate papers when required.

     D. He or she shall keep at the principal office of the Corporation a book of records containing the names, alphabetically arranged, of all persons who are shareholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. He or she shall keep such books of record and minutes of the proceedings of the shareholders open daily during the usual business hours for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records. At the request of the person entitled to inspection thereof, he or she shall prepare and make available a current list of the officers and Directors of the Corporation and their resident addresses.

     E. He or she shall sign all certificates representing shares and affix the corporate seal thereto.

     F. He or she shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him or her.

     G. He or she shall perform all the duties incident to the office of Secretary of the Corporation.

                                   Treasurer
                                   ---------

     A. The Treasurer shall have the care and custody of and be responsible for all funds and securities of the Corporation and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

     B. He or she may make, sign and endorse in the name of the Corporation all checks, drafts, notes, and other orders for payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

     C. He or she shall keep at the principal office of the Corporation accurate books of account of all its business transactions and shall at all reasonable hours exhibit books and accounts to any Director upon application at the office of the Corporation during business hours.

     D. He or she shall render the report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required of him or her, and he or she shall make a full financial report at the annual meetings of the shareholders.

     E. He or she shall further perform all duties incident to the office of Treasurer of the Corporation.

     F. If required by the Board of Directors, he or she shall give such bond as determined to be appropriate for the faithful performance of his or her duties.

                                 Other Officers
                                 --------------

     Other officers shall perform such duties and may have such powers as may be assigned to them by the Board of Directors or the officer appointing them, as the case may be.

     Section 6.  Vacancies.  All vacancies in any office for which the person is
     ---------   ---------
to be elected or appointed by the Board of Directors pursuant to these Bylaws shall be filled as promptly as practicable by the Board either at a regular meeting or at a meeting specially called for that purpose.

     Section 7.  Compensation of Officers.  The officers shall receive such
     ---------   ------------------------
salary or compensation as may be fixed by the Board of Directors.

                                   Article V
                                   ---------

                                      Seal
                                      ----

     Section 1.  Seal.  The Seal of the Corporation shall be as follows:
     ---------   ----

                                   Article VI
                                   ----------

                                     Shares
                                     ------

     Section 1.  Eligible Shareholders.  The shares of the Corporation may be
     ---------   ---------------------
issued to any individual, corporation, partnership or joint venture and may be issued in fractional shares. An individual to be a shareholder need not be employed by the Corporation nor participate in the performance of the services rendered by the Corporation.

     Section 2.  Certificates.  The shares of the Corporation shall be
     ---------   ------------
represented by certificates prepared by the Board of Directors and signed by the President or the Vice President, and by the Secretary, and/or Assistant Secretary, or by such other officers authorized by law and by the Board of Directors to do so, and sealed with the seal of the Corporation or some facsimile. The certificates shall be numbered consecutively and in the order in which they are issued; they shall be bound in a book and shall be issued in consecutive order therefrom and in the margin thereof shall be entered the name of the person to whom the shares represented by each such certificate are issued, number and class and series of such shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented thereby, the date of issue, and the par value of such shares or that they are without par value.

     Section 3.  Subscriptions.  Subscriptions to the shares shall be paid at
     ---------   -------------
such times and in such installments as the Board of Directors may determine. If a default shall be made in the payment of any installment as required by such resolution, the Board may declare that the shares and all previous payments are forfeited for the use of the Corporation, in the manner prescribed by statute.

     Section 4.  Transfer of Shares.  The shares of the Corporation shall be
     ---------   ------------------
assignable and transferable only on the books and records of the Corporation by the registered owner, or by his or her duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

     Section 5.  Return Certificates.  All certificates for shares changed or
     ---------   -------------------
returned to the Corporation for transfer shall be marked by the Secretary "Canceled," with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

     Section 6.  Restrictions on Transfer of Shares.  Each and every certificate
     ---------   ----------------------------------
of stock shall be legended to the effect the Purchaser represents that the securities being purchased by them are being purchased for investment and with no present intention of making any disposition or sale thereof.

     Section 7.  Lost Certificates.  No certificate for shares in the
     ---------   -----------------
Corporation shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production to the Corporation or its agents of satisfactory evidence of such loss, theft, or destruction, and, in the discretion of the Board of Directors, upon delivery to the Corporation of a bond of indemnity, in such amount and upon such terms as the Board of Directors in its discretion may require.

                                  Article VII
                                  -----------

                                   Dividends
                                   ---------

     Section 1.  Declaration of Dividends.  The Board of Directors at any
     ---------   ------------------------
regular or special meeting may declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividends may be paid in cash, property, or shares of the Corporation.

                                  Article VIII
                                  ------------

                               Bills, Notes, Etc.
                               -----------------

     Section 1.  Execution.  All bills payable, notes, checks, drafts, warrants
     ---------   ---------
or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct.

     No officer or agent of the Corporation, either singly or jointly with others, shall have the powers to make any bill payable, note, check, draft, or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability on behalf of the Corporation except as herein expressly prescribed and provided.

                                   Article IX
                                   ----------

                                    Offices
                                    -------

     The principal office of the Corporation shall be located at Suite 500, 1015 15th Street, N.W., Washington, D.C. 20005. The Board of Directors may change the location of the principal office of the Corporation and may, from time to time, designate other offices within or without the District of Columbia as the business of the Corporation may require.

                                   Article X
                                   ---------

                                Indemnification
                                ---------------

     Section 1.  Actions, Suits or Proceedings Other Than by or in the Right of
     ---------   --------------------------------------------------------------
the Corporation.  The Corporation shall indemnify any person who was or is a
---------------
party (other than as a plaintiff) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
               ---- ----------
presumption that the person did not meet the standards of conduct set forth in this Section 1.

     Section 2.  Actions or Suits by or in the Right of the Corporation.  The
     ---------   ------------------------------------------------------
Corporation shall indemnify any person who was or is in party (other than as a plaintiff) or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

     Section 3.  Advance of Costs, Charges and Expenses.  Costs, charges and
     ---------   --------------------------------------
expenses (including attorneys' fees) incurred by a person referred to in Sections (1) and (2) of this Article X in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or Officer in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such person while a Director or Officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or Officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or Officer is not entitled to be indemnified by the Corporation as authorized in this Article X. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The Board of Directors may, subject to the approval of such Director or Officer, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 4.  Procedure for Indemnification.  Any indemnification under
     ---------   -----------------------------
Sections (1) or (2) or advance of costs, charges and expenses under Section (3) of this Article X shall be made promptly, and in any event within 60 days, upon the written request of the Director or Officer, directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this
Article X shall be enforceable by the Director or Officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (3) of this Article X where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (1) and (2) of this Article X, but the burden of proving that such standard of conduct has not been met shall be on the Corporation.

     Section 5.  Maximum Indemnification.  Notwithstanding anything to the
     ---------   -----------------------
contrary in this Article X, the Corporation shall not indemnify any person in an amount exceeding the lesser of the following: (a) 25% of the net worth of the
                     ------
Corporation as of the last day of the fiscal year of the Corporation preceding the date of the initiation of an action, suit, proceeding, or investigation or written threat thereof against the person seeking indemnification or (b) $500,000. The Board of Directors of the Corporation, in its sole and absolute discretion, may increase the amount of the foregoing maximum indemnification with respect to any person or persons.

     Section 6.  Nonexclusivity of Rights.  The right to indemnification and the
     ---------   ------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition granted in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation shall have the express right to grant additional indemnity without seeking further approval by the stockholders. All applicable indemnity provisions and any applicable law shall be interpreted and applied so as to provide a claimant with the broadest but nonduplicative indemnity to which he or she is entitled.

     Section 7.  Insurance, Contracts, and Funding.  The Corporation may
     ---------   ---------------------------------
maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the District of Columbia Business Corporation Law. The Corporation may enter into contracts granting indemnity to any director or officer of the Corporation and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

     Section 8.  Partial Indemnification.  If a claimant is entitled to
     ---------   -----------------------
indemnification by the Corporation for some or a portion of expenses, liabilities, or losses actually and reasonably incurred by claimant in an investigation, defense, appeal, or settlement but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify claimant for the portion of such expenses, liabilities, or losses to which claimant is entitled.

     Section 9.  Severability.  In the event that any provision of this Article
     ---------   ------------
is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article shall remain in full force and effect.

                                   Article XI
                                   ----------

                                   Amendments
                                   ----------

     Section 1.  Manner of Amending.  These Bylaws may be altered, amended,
     ---------   ------------------
repealed, or added to by the affirmative vote of two thirds of the issued and outstanding Class B Shares entitled to vote at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each such Class B shareholder of record entitled to vote at such meeting at his or her last known address at least ten days before the date of the annual or special meeting which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice and which changes do not conflict with the law or the Corporation's Articles of Incorporation. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by the majority of the entire Board of Directors at a regular or special meeting of the Board. Any Bylaws adopted by the Board, however, may be altered, amended or repealed by the shareholders as set forth herein.

                                  Article XII
                                  -----------

                                Waiver of Notice
                                ----------------

     Section 1.  Authority to Waive Notice.  Whenever under the provisions of
     ---------   -------------------------
these Bylaws or any statute any shareholder or Director is entitled to notice of any regular or special meeting or of any action taken by the Corporation, such meeting may be held or such action may be taken without giving official notice, provided that every shareholder or Director entitled to such notice in writing waives the requirements of these Bylaws in respect thereto. All shareholders or Directors present at any meeting shall be deemed to have waived any and all notice thereof.

                                       15